SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 3, 2017 (March 28, 2017)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On March 28, 2017, the Compensation Committee of our board of directors approved the following:
(i)    Base Salaries. The annual base salaries of our executive officers were set, effective March 28, 2017, at the respective amounts shown in the following table:

Executive	Annual Base Salary
Gregory T. Mount	$530,000
Douglas Ludwig	$375,000
William J. Linehan	$337,000
Thomas L. McKeirnan	$307,000
Harry Sladich	$259,000

(ii)    RSU grants. The executive officers were granted time-based restricted stock units (“RSUs”) under our 2015 stock incentive plan covering the number of shares of our common stock shown opposite their respective names in the following table:

Executive	Number of Shares of Common Stock Underlying RSUs(1)	Value of Stock Underlying RSUs(2)
Gregory T. Mount	65,780	$463,750
Douglas Ludwig(3)	26,978	$187,500
William J. Linehan	14,340	$101,100
Thomas L. McKeirnan	13,064	$92,100
Harry Sladich	11,021	$77,700
(1) The RSUs will, subject to continued employment, vest 25% on each anniversary of the date of grant.
(2) Based on the closing market price of our common stock on March 31, 2017 of $7.05 per share, except for Douglas Ludwig, which is based on the closing market price of our common stock on April 3, 2017.
(3) Mr. Ludwig started on April 3, 2017.

(iii)    PSU grants. The compensation committee approved the grant of performance based restricted stock units (“PSUs”) under our 2015 stock incentive plan covering the number of shares of our common stock shown opposite their respective names in the following table. The PSUs will vest March 31, 2020 in the event the executives have achieved specified performance goals described in each executives grant agreement. The following grants are contingent upon shareholder approval of an amendment to our existing 2015 stock incentive plan at our 2017 annual shareholders meeting:

Executive	Number of Shares of Common Stock Underlying PSUs(1)	Value of Stock Underlying PSUs(1)
Gregory T. Mount	105,248	$742,000
Douglas Ludwig	42,553	$300,000
William J. Linehan	22,945	$161,760
Thomas L. McKeirnan	20,902	$147,360
Harry Sladich	17,634	$124,320
(1) Number of shares shown represents the maximum number of shares that may be issued to each executive on the vesting date if all performance measures have been achieved. The PSUs will be granted on May 25, 2017, the date of the annual meeting, if we receive shareholder approval for the amendment to our 2015 Incentive Plan.
(iv)    2017 RLHC Executive Officers Bonus Plan.
The Plan provides for potential bonuses for our Chief Executive Officer, Chief Financial Officer and our Executive Vice Presidents. The target and maximum bonuses under the Plan (“Target Bonuses”) are as follows:

Eligible Employees	Target Bonus	Maximum Bonus
Chief Executive Officer	100% of Base Salary	160% of Base Salary
Chief Financial Officer	70% of Base Salary	112% of Base Salary
Executive Vice President	50% of Base Salary	80% of Base Salary

Bonuses under the Plan will be based on the following three performance goals:

(1)	Achievement of a company goal based on target Adjusted EBITDA for 2017 (“Target Adjusted EBITDA”);

(2)
Achievement of one or more department goals based on applicable division or department performance such as gross operating profit; revenues from group business; RevPar growth; increase in RevPar index; improvement in customer service competitive quality index;

associate engagement; and addition of franchised and managed hotels to RLHC’s system of hotels; and

(3)	Achievement of one or more individual goals such as execution of growth initiatives or other corporate strategic goals and/or personal development.
The department and individual goals are established by the CEO and Compensation Committee.
To determine bonuses under the Plan, the EBITDA goal will be weighted 80% and the other two goals will be weighted 20%. No bonus will be payable under the Plan unless the ratio (“EBITDA Goal Achievement”) of (i) our actual adjusted EBITDA for 2017, to (ii) Targeted Adjusted EBITDA exceeds 87.8%.
An executive must be employed by us at the time of payment in order to receive a payout. All payments under the Plan are subject to previous approval by the Compensation Committee. Bonuses otherwise payable under the Plan may be deferred, partially paid or withheld in their entirety if the Compensation Committee determines that to be in the best interests of our company.
A copy of the Plan is included as Exhibit 10.1 to this report.
The foregoing is a summary of the matters approved by the Compensation Committee. In the event of any difference between this summary and the actual terms of the documents that implement these matters, the terms of those documents will control.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
10.1	2017 RLHC Executive Officers Bonus Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2017	RED LION HOTELS CORPORATION
	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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